SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549-1004



                                         FORM 8-K
                         CURRENT REPORT PURSUANT TO SECTION 13 OF
                           THE SECURITIES EXCHANGE ACT OF 1934





           Date of Report (date of earliest event reported): September 2, 2003



                              MIRAVANT MEDICAL TECHNOLOGIES
                  (Exact name of Registrant as specified in its charter)

           Delaware                       0-2554                   77-0222872
(State or other jurisdiction of  (Commission File Number)      (I.R.S. Employer
incorporation or organization)                            Identification Number)






                                     336 Bollay Drive
                                 Santa Barbara, CA 93117
                         (Address of principal executive offices)


                                      (805) 685-9880
                   (Registrant's telephone number, including area code)



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ITEM 5.  Other Events
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      September 2, 2003, Miravant Medical Technologies (OTCBB:MRVT), a
pharmaceutical development company specializing in PhotoPoint(R) photodynamic therapy (PDT), announced that it has raised $6.0 million through a Convertible Debt and Warrant Purchase Agreement (Debt Agreement) with a select group of institutional investors, including SDS Merchant Fund LP, Versant Capital Management LLC, Symmetry Capital Management LLC and others. The notes are convertible into Miravant common stock at a conversion price of $1.00 per share. For every $1,000 invested, the Company issued one five-year warrant to purchase 750 shares of Miravant Common Stock at $1.00 per share. Additionally, Pharmacia Corporation, a wholly owned subsidiary of Pfizer Inc., agreed to retire Miravant's entire outstanding $10.6 million debt for the following consideration: $1.0 million plus 390,000 new shares of common stock and the re-pricing of 360,000 warrants currently held by Pharmacia. Miravant will use the remaining $5.0 million for general corporate purposes, including working capital to prepare the New Drug Application (NDA) filing planned later this year for drug SnET2, a potential new treatment for wet age-related macular degeneration (AMD).

      Gary S. Kledzik, Ph.D., chairman and chief executive officer, stated, "This financing enables Miravant to complete the extensive documentation required for the planned NDA filing and retires the Pharmacia debt, terminating that obligation and potentially facilitating other partnering arrangements."

      Full details of the Debt Agreement are contained in Miravant's Form 8-K, planned to be filed with the Securities and Exchange Commission (SEC) on or about September 4, 2003.

      Miravant Medical Technologies specializes in both pharmaceuticals and devices for photoselective medicine. The company is developing its proprietary PhotoPoint photodynamic therapy (PDT) in ophthalmology, dermatology, cardiovascular disease and oncology.

      The statements above by Dr. Kledzik and other statements about the planned NDA filing; use of SnET2 to treat wet AMD; facilitating new partnering relationships; and applications of PhotoPoint PDT in ophthalmology, dermatology, cardiovascular disease and oncology are forward-looking and relate to our future plans, objectives, expectations and intentions. Our actual results may differ materially from those described in these statements. For instance, the occurrence of one or more of the following may cause our results to differ from our plans: the Company's operating capital may not be sufficient to continue some or all of its development programs, complete the planned NDA filing or continue operations; additional future funding may not be available when needed if at all or under terms acceptable to the Company; the Company may decide not to or may be unable to file the NDA for SnET2; the FDA may decide not to accept the NDA filing; the FDA may require further clinical or non-clinical studies before granting marketing approval, or may limit labeling claims, or may not grant approval at all; even if approved, the Company may not have the necessary resources or corporate partnering relationship(s) to commercialize SnET2 and the degree of marketing acceptance will depend upon a number of factors; discussions with ophthalmology and other companies may not result in partnering

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relationship(s) or may not provide the funding and support the Company needs;
and the Company may decide not to or be unable to further develop its PhotoPoint drugs in ophthalmology, dermatology, cardiovascular disease and/or oncology. For a discussion of additional important risk factors that may cause our results to differ from those described above, please refer to our annual report on Form 10-K for the year ended December 31, 2002 and other quarterly and periodic reports filed with the Securities and Exchange Commission. Our products require regulatory approval before marketing, sales or clinical use. PhotoPoint(R) is a registered trademark of Miravant Medical Technologies.









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

                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MIRAVANT MEDICAL TECHNOLOGIES
                                          (Registrant)

Date:  September 2, 2003

                                          By:  /s/ John M. Philpott
                                               -------------------------
                                                Name:  John M. Philpott
                                                Title: Chief Financial Officer














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